SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 20, 2003

Avatex Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8549	25-1425889
(Commission File Number)	(I.R.S. Employer Identification No.)

17000 Preston Road, Suite #310 Dallas, Texas	75248
(Address of Principal Executive Offices)	(Zip Code)

972-818-3898
(Registrant’s Telephone Number, Including Area Code)

5910 North Central Expressway, Suite 1780, Dallas, Texas 75206
(Former Name or Former Address, if Changed Since Last Report)

Item 7.              Financial Statements and Exhibits

(c)           Exhibits

99.1         Transmittal of Financial Reports and Certification of Compliance with United States Trustee Operating Requirements for the Period ended February 28, 2003 as filed with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

Item 9.              Regulation FD Disclosure.

As previously reported, on December 11, 2002, the Company and five subsidiaries each filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, and are consolidated under the Company’s case no. 02-81268-SAF-11.

Attached to this report as Exhibit 99.1 are copies of the Transmittal of Financial Reports and Certification of Compliance with United States Trustee Operating Requirements for the Period ended February 28, 2003 for the Company and Avatex Funding, Inc., as filed with the Bankruptcy Court.  Copies of such reports for the remaining affiliated debtors – Davenport, Inc., National Aluminum Corporation, Natmin Development Corporation and US HealthData Interchange, Inc. – may be obtained by contacting the Company at the address and phone set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVATEX CORPORATION
(Registrant)

Date: March 21, 2003	By:	/s/ Robert H. Stone
Robert H. Stone
Chief Restructuring Officer, General Counsel and Secretary